UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2013

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 100

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of CornerWorld was held on April 17, 2013. The holders of 116,138,929 shares of common stock, representing 73.8% of the outstanding shares entitled to vote as of the record date, were represented at the meeting in person or by proxy, and this amount represented a quorum. At the meeting, four proposals were submitted to CornerWorld’s stockholders, as more fully described in CornerWorld’s proxy statement filed with the Securities and Exchange Commission on February 22, 2013 (“Proxy Statement”). The final voting results for each proposal are set forth below:

Proposal 1

The individuals named below were elected as Directors of the Company:

Individual	For	Withheld	Broker Non-Votes
Scott N. Beck	106,241,984	121,000	9,775,945
Marc Blumberg	103,689,094	2,673,890	9,775,945

Proposal 2

To adopt a non-binding resolution to approve the compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
106,060,785	302,199	0	9,775,945

Proposal 3

To consider an advisory vote with respect to the frequency of a stockholder vote to approve a non-binding resolution to approve the compensation of our named executive officers:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
103,292,461	110,000	2,875,189	0	9,775,945

Consistent with the vote of the stockholders, the Company has decided to hold a non-binding vote every three years with respect to approving the compensation of our named executive officers.  The next required vote on the frequency of stockholders votes on the compensation of executive officers will take place at the 2016 annual stockholders’ meeting.

Proposal 4

To ratify the selection of Schumacher and Associates, Inc. as the Company’s registered public independent accountants for the year ended April 30, 2013:

For	Against	Abstain	Broker Non-Votes
116,138,929	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: April 23, 2013	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer